UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.

)

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Biodesix, Inc.

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Biodesix, Inc.

919 West Dillon Rd.,

Louisville, CO 80027

Notice of 2026 Annual Meeting of Stockholders

Dear Biodesix Stockholders:

You are invited to attend Biodesix, Inc.’s 2026 Annual Meeting of Stockholders (the Annual Meeting).

Date:	May 19, 2026 (Tuesday)

Time:	1:00 p.m., Mountain Time

Virtual Location:	You can attend the Annual Meeting online, including to vote and/or submit questions, at www.proxydocs.com/BDSX. See page 1 of the accompanying proxy statement for additional information regarding participation in the virtual meeting.

Items of Business:

At the Annual Meeting, stockholders will be asked to vote:

1.  To elect the two Class III directors named in this proxy statement to hold office until the 2029 annual meeting of stockholders;

2.  To hold a non-binding advisory vote to approve the compensation of our named executive officers, as described in the accompanying proxy statement;

3.  To hold a non-binding advisory vote on the frequency of solicitation of advisory votes to approve named executive officer compensation; and

4.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

In addition, we will conduct any other business properly brought before the meeting, or any adjournment or postponement thereof.

Record Date:	You can participate in the Annual Meeting and vote if you were a stockholder of record as of the close of business on March 23, 2026.

Voting:	Your vote is very important to us. Whether or not you plan to attend the virtual Annual Meeting, please ensure your shares are represented by voting promptly. For instructions on how to vote your shares, please refer to the Internet Notice, the section entitled “Annual Meeting Information” beginning on page 1 of the accompanying proxy statement or, if you requested to receive printed copies of these materials, your enclosed proxy card.

By order of the Board of Directors,

Robin Harper Cowie

Chief Financial Officer, Secretary and Treasurer

April 9, 2026

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be Held on May 19, 2026 at 1:00 p.m. Mountain Time via live audio webcast at www.proxydocs.com/BDSX

This Notice of 2026 Annual Meeting of Stockholders, the accompanying proxy statement and our 2025 Annual Report on Form 10-K are available on our website at https://investors.biodesix.com/investor-relations in the SEC Filings section, as well as at www.proxydocs.com/BDSX.

Proxy Statement

2026 Annual Meeting of Stockholders

May 19, 2026

ANNUAL MEETING INFORMATION

Our board of directors is soliciting your proxy for the 2026 Annual Meeting of Stockholders (the Annual Meeting) of Biodesix, Inc. (Biodesix, the Company, we, us or our) and at any adjournment, continuation or postponement of the meeting for the purposes described in this proxy statement and the accompanying Notice of 2026 Annual Meeting of Stockholders. The Annual Meeting will take place virtually on May 19, 2026 at 1:00 p.m. Mountain Time. You must register to attend the meeting online and/or participate at www.proxydocs.com/BDSX using the control number on your proxy card or notice. You will receive an email one hour prior to the meeting containing a link which will connect you to the meeting portal. If you held shares of our Common Stock as of the close of business on March 23, 2026, you will be able to vote on the proposals described in this proxy statement and submit questions online through the virtual meeting platform during the Annual Meeting. On or about April 9, 2026, we will be mailing a Notice of Internet Availability of Proxy Materials (the Internet Notice) to our stockholders. The Notice will include instructions on how to access the proxy materials over the Internet, including our proxy statement, Notice of 2026 Annual Meeting of Stockholders, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2025 (the 2025 Annual Report). The Internet Notice will also describe how to vote online or by telephone and, if desired, how to receive a printed set of proxy materials.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Internet Notice to our stockholders as of the record date, beginning on or about April 9, 2026. The Internet Notice will instruct you as to how you may access and review the proxy materials on the Internet and, if desired, how to request a printed set of proxy materials. In addition, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to conserve natural resources and reduce our costs of printing and delivering proxy materials, while providing a convenient method for stockholders to access the materials and vote.

Who can vote?

If you were a stockholder of record as of the close of business on March 23, 2026 (the record date), you are entitled to vote your shares at the Annual Meeting. As of the record date, 10,107,219 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote with respect to each matter on which it is entitled to vote and that is properly brought before the Annual Meeting.

What am I voting on?

You are being asked to vote on four proposals:

●	Proposal One: To elect the two Class III directors named in this proxy statement to hold office until the 2029 annual meeting of stockholders;

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●	Proposal Two: To hold a non-binding advisory vote to approve the compensation of our named executive officers;

●	Proposal Three: To hold a non-binding advisory vote on the frequency of solicitation of advisory votes to approve named executive officer compensation; and

●	Proposal Four: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

How does the board of directors recommend that I vote on each proposal?

The board of directors recommends that our stockholders vote:

●	“For” the election of the two Class III directors named in this proxy statement to hold office until the 2029 annual meeting of stockholders;

●	“For” the approval, on a non-binding advisory basis, of the compensation of our named executive officers;

●

“For” the approval, on a non-binding advisory basis, on the frequency of solicitation of advisory votes to approve named executive officer compensation to be held at a frequency of “EVERY ONE YEAR”; and

●	“For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

What if another matter is properly brought before the meeting?

The board of directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee. You may also vote your shares electronically during a designated portion of the virtual Annual Meeting after your successful registration at www.proxydocs.com/BDSX. Whether or not you

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plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described below.

●	Stockholders of Record: Shares Registered in Your Name

Vote by Proxy in Advance of the Annual Meeting: If, on the record date, your shares were registered directly in your name with Biodesix’s transfer agent, Computershare Trust Company, N.A., then you are a “stockholder of record.” As a stockholder of record, you may vote by proxy in advance of the Annual Meeting in three ways:

Vote by Internet

Go to

http://www.proxypush.com/ BDSX to complete an electronic proxy card. You will be asked to provide the Company number and control number from your proxy card. Your vote must be received prior to the meeting start time to be counted.

Vote by telephone

Dial toll-free 1-866-291-6774 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from your proxy card. Your vote must be received prior to the meeting start time to be counted.

Vote by mail

If you received printed copies of the proxy materials, complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received prior to the meeting date, we will vote your shares as you direct.

●	Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If, on the record date, your shares were held not in your name, but in an account with a broker, bank or other nominee as custodian on your behalf, then you are considered the “beneficial owner” of shares held in “street name.” The Internet Notice or the proxy materials, as applicable, are being forwarded to you by that broker, bank or other nominee who is considered the stockholder of record of those shares for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions for voting set forth on that organization’s voting instruction card.

What is the effect of giving a proxy? What if I return a proxy card or otherwise vote but do not make specific choices?

Proxies are solicited by and on behalf of the board of directors. Robin Harper Cowie (our Chief Financial Officer, Secretary and Treasurer) and Christopher C. Vazquez (our Chief Accounting Officer) have been designated as proxy holders by the board of directors. If you properly grant your proxy, your shares will be voted as you instruct. If you return a signed proxy card or otherwise vote without marking specific voting selections, your shares will be voted as the board of directors recommends: “For” the election of two Class III directors (Proposal One); “For” the approval of named executive officer compensation (Proposal Two); “For” “Every One Year” as the frequency of solicitation of advisory votes to approve named executive officer compensation (Proposal Three); “For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026 (Proposal Four); and in accordance with the best judgment of your proxy holder for any other matters properly brought before the meeting, if any.

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Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy and voting instructions at any time prior to the vote at the Annual Meeting. To do so:

● Vote again over the Internet or by telephone as instructed above before 11:59 p.m., Eastern Time on May 18, 2026. Only your latest Internet or telephone vote is counted.

● Submit a properly signed proxy card with a later date that is received no later than 11:59 p.m., Eastern Time on May 18, 2026. Only your latest dated proxy card will be counted.

● Send a timely written notice that you are revoking your proxy to Biodesix’s Corporate Secretary at 919 West Dillon Rd., Louisville, CO 80027.

● Attend the virtual Annual Meeting and vote electronically during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke previously submitted voting instructions.

What are broker non-votes?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026 (Proposal Four). The election of two Class III directors (Proposal One), the approval of named executive officer compensation (Proposal Two), and the frequency of solicitation of advisory votes to approve named executive officer compensation (Proposal Three) are non-routine matters.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercises discretionary voting authority on Proposal Four, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, Proposal Two, and Proposal Three and any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A quorum will be present if the holders of at least a majority of the outstanding shares of our Common Stock entitled to vote are present at the Annual Meeting online or represented by proxy. On the record date, there were 10,107,219 shares of our Common Stock outstanding and entitled to vote. Therefore, the holders of 5,053,611 shares must be present online or represented by proxy at the Annual Meeting to have a quorum. For purposes of determining the presence of a quorum, abstentions, withheld votes and broker non-votes are counted. If there is no quorum, the holders of a majority of shares present or represented by proxy at the Annual Meeting may adjourn the meeting to a later date.

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What vote is required for the approval of each proposal? What effect do “withhold” votes, abstentions and broker non-votes have on the proposals?

The following chart summarizes the proposals to be considered at the Annual Meeting, the vote required for approval of each proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of “Withheld” Votes or Abstentions	Effect of “Broker Non-Votes”
Proposal One: Election of the two Class III directors named in this proxy statement	For or Withhold on each nominee

Plurality of the votes cast. This means that the two nominees receiving the highest number of “For” votes (from the holders of votes of shares present or represented by proxy and entitled to vote on the election of directors) will be elected as Class III directors.

			“Withheld” votes have no effect; only “For” votes affect the outcome of the election.	Brokers do not have discretion to vote. Broker non-votes will have no effect on the outcome of the election.
Proposal Two: The approval of, on a non-binding advisory basis, of the compensation of our named executive officers	For, Against or Abstain	Affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.	Abstentions are considered shares present and entitled to vote, and therefore have the same impact as votes “Against” the proposal.	Brokers do not have discretion to vote. Broker non-votes will have no effect on the outcome of the proposal.

Proposal Three: The approval, on a non-binding advisory basis, on the frequency of solicitation of advisory votes to approve named executive officer compensation to be held at a frequency of “EVERY ONE YEAR”

Every One Year, Every Two Years, Every Three Years or Abstain

The choice of frequency receiving the highest number of votes will be considered our stockholders’ recommendation. The board of directors has approved a frequency of every one year for future say-on-pay votes, subject to the same frequency receiving the highest number of votes from stockholders at the Annual Meeting.

			Abstentions will have no effect on the outcome of the proposal.	Brokers do not have discretion to vote. Broker non-votes will have no effect on the outcome of the proposal.
Proposal Four: Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2026	For, Against or Abstain	Affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.	Abstentions are considered shares present and entitled to vote, and therefore have the same impact as votes “Against” the proposal.	Brokers have discretion to vote. Therefore, we do not expect any broker non-votes.

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Important Information About Our Virtual Annual Meeting:

•

Why is the Annual Meeting being held in a virtual format this year? The Annual Meeting will be held in a virtual meeting format via live audio webcast, and will provide access to the Annual Meeting for our stockholders regardless of geographic location. We have designed our virtual format to help ensure that our stockholders who attend the Annual Meeting virtually will be afforded similar rights and opportunities to participate as they would at an in-person meeting.

•

How can I attend the Annual Meeting online? To join the Annual Meeting online, visit www.proxydocs.com/BDSX and register using your control number on your proxy card or on the instructions that accompanied your proxy materials, and following the instructions received via email, including a unique link that will allow you access to the Annual Meeting, to vote, and submit questions during the meeting.

•

When can I join the virtual Annual Meeting? The meeting will begin promptly at 1:00 p.m. Mountain Time on Tuesday, May 19, 2026. You may access the meeting platform 15 minutes earlier, and we encourage you to join in advance of the meeting start time to allow sufficient time to log in and confirm your connection and audio are working properly.

•

Can I ask questions during the virtual Annual Meeting? Yes. If you are logged in as a “stockholder” at the virtual Annual Meeting, you will have an opportunity to submit questions live via the Internet during a designated portion of the virtual Annual Meeting. Once you are logged in, type your question into the question box and click “submit.” Subject to time constraints, we intend to answer questions pertinent to the Company and meeting matters submitted by stockholders during the Annual Meeting that comply with our rules of conduct for the Annual Meeting, which will be posted on the meeting website during the meeting.

•

How do I vote during the virtual Annual Meeting? You will have an opportunity to vote your shares electronically during a designated portion of the virtual Annual Meeting after logging in. Whether or not you plan to join the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.

•

What if I have technical difficulties? On the day of the Annual Meeting, if you have trouble accessing the virtual meeting platform or encounter other technical difficulties with the platform before or during the meeting, please call the technical support number provided in your email instructions.

•

Will a list of stockholders be available for inspection prior to and during the meeting? Yes. A complete list of stockholders of record will be available for inspection, by appointment only, by any stockholder for at least ten (10) days prior to the Annual Meeting during ordinary business hours at our headquarters located at 919 West Dillon Rd., Louisville, CO 80027.

•	Will a recording of the meeting be available? Yes, following the Annual Meeting, a recording of the meeting will be available on www.proxydocs.com/BDSX for one year following the meeting date.

Who will count the votes?

Representatives of BetaNXT, Inc. (BetaNXT) will tabulate the votes, and a representative of BetaNXT will act as inspector of election.

Who is paying for this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees (for no additional compensation) in person, by telephone or by other means of communication. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy materials to their principals and we may reimburse them for the cost of forwarding proxy materials to beneficial owners.

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What does it mean if I receive more than one Internet Notice?

If you receive more than one Internet Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in each Internet Notice to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

Why were my proxy materials included in the same envelope as other people at my address? How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we deliver a single copy of the Internet Notice and, if applicable, the proxy materials to stockholders of record who share the same address, unless we have received contrary instructions from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you share an address with another stockholder and receive only a single copy of the Internet Notice and, if applicable, the proxy materials, but would like to request a separate copy of these materials, please contact our mailing agent, BetaNXT, by calling 1-866-648-8133 or e-mailing paper@investorelections.com and an additional copy of the materials will be promptly delivered to you. Similarly, if you receive multiple copies of the Internet Notice and, if applicable, the proxy materials, but would prefer to receive a single copy in the future, you may also contact BetaNXT at the above telephone number or address. Beneficial owners should contact their broker, bank or other nominee to request information about householding procedures.

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BOARD AND CORPORATE GOVERNANCE MATTERS

Proposal One: Election of Directors

General

The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors currently consists of seven directors and is divided into three classes of directors that serve staggered three-year terms, currently Class III, with a term expiring in 2026, Class I, with a term expiring in 2027 and Class II, with a term expiring in 2028. At the Annual Meeting, our stockholders will vote on the election of two Class III directors whose terms will expire at our 2029 annual meeting of stockholders. Each of our other current directors will continue to serve as a director until the election and qualification of his or her successor.

The two directors currently serving on our board of directors in Class III, the class whose term of office expires in 2026, have both been nominated by our board of directors, upon the recommendation of our nominating and corporate governance committee, to stand for election at the Annual Meeting. Jean Franchi has served on our board of directors since 2020. Hany Massarany has also served on our board of directors since 2020. Both of these two nominees have consented to being named as a nominee in this proxy statement and have agreed to serve, if elected, until our 2029 annual meeting of stockholders and until the election and qualification of his or her successor.

For more information about each of the director nominees and continuing directors, including information regarding the experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the board of directors, please refer to the section below entitled “Overview of Our Nominees and Continuing Directors.”

Vote Required:	Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. This means that the two nominees receiving the highest number of affirmative votes (from the holders of votes of shares present or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes and “Withheld” votes will have no effect.

Board Recommendation:	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO CLASS III DIRECTOR NOMINEES NAMED ABOVE.

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Overview of Our Nominees and Continuing Directors

The following table and the brief biographies that follow provide information, as of the date of this proxy statement, about each director nominee and each continuing director:

	Age	Position(s)	Director Since	Class	Current Term Expires	Expiration of Term for which Nominated	Independent	Committee Membership*
								AC	CC	NCG

DIRECTOR NOMINEES

Jean Franchi	59	Director	2020	III	2026	2029	Yes	Chair		X

Hany Massarany	64	Director	2020	III	2026	2029	Yes	X	Chair

CONTINUING DIRECTORS

Jon Faiz Kayyem, Ph.D.	62	Director	2021	I	2027	—	Yes		X

Scott Hutton	54	President, Chief Executive Officer and Director	2020	I	2027	—	No

John Patience	79	Chairman of the Board	2008	I	2027	—	Yes		X

Lawrence T. Kennedy, Jr.	54	Director	2023	II	2028	—	Yes	X		X

Matthew Strobeck, Ph.D.	53	Director	2012	II	2028	—	Yes	X		Chair

* AC - Audit Committee; CC - Compensation Committee; NCG - Nominating and Corporate Governance Committee

Director Nominees

Class III Directors – Nominees for Election at the Annual Meeting

Jean M. Franchi has served as a Director of the Company since April 2020. Ms. Franchi is currently Chief Financial Officer of Disc Medicine, Inc., a clinical stage company focused on hematologic diseases, prior to which she served as Chief Financial Officer of Replimune Group, Inc. (Replimune) from 2019 to 2023, a biotechnology company developing oncolytic immuno-gene therapies. Prior to Replimune, Ms. Franchi was Chief Financial Officer at Merrimack Pharmaceuticals, Inc., a biopharmaceutical company, from 2017 to 2019, Dimension Therapeutics, Inc., a gene therapy company, from 2015 to 2017, and Good Start Genetics, Inc., a molecular genetic information company, from 2012 to 2015. From 1995 to 2011, Ms. Franchi held various positions at Genzyme Corporation, including Senior Vice President of Corporate Finance, Senior Vice President of Business Unit Finance, and Vice President of Finance and Controller, Product Line and International Group. Ms. Franchi currently serves on the board of directors of VectorY Therapeutics. Ms. Franchi also served on the board of directors of Biophytis S.A. through July 2021, Visioneering Technologies, Inc. through December 2022 and Flamingo Therapeutics through March 2024. Ms. Franchi received her B.A. in Accounting from Hofstra University.

We believe that Ms. Franchi is qualified to serve on our board of directors because of her experience in leadership and management roles in the healthcare industry as well as her experience holding finance-related roles of increasing responsibility.

Hany Massarany has served as a Director of the Company since July 2020. Mr. Massarany currently serves as both a director (since 2020) and chairman (since February 2023) of Accelerate Diagnostics. Mr. Massarany was President and Chief Executive Officer of GenMark Diagnostics, Inc., a provider of multiplex molecular diagnostic solutions, from April 2011 to March 2020. From February 2009 to April 2011, Mr. Massarany served as President at Ventana and Head of Roche Tissue Diagnostics, a division of F. Hoffman-La Roche Ltd. focused

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on manufacturing instruments and reagents that automate tissue processing and slide staining diagnostics for cancer. From 1999 to 2009, Mr. Massarany held various global leadership positions with Ventana, including Chief Operating Officer, Executive Vice President, Worldwide Operations, Senior Vice President, Corporate Strategy and Development, and Vice President, North American Commercial Operations. Mr. Massarany also held executive management positions with Bayer Diagnostics and Chiron Diagnostics, working in both the Asia Pacific region and the United States. Mr. Massarany served on the board of directors of GenMark Diagnostics, Inc. from May 2011 to February 2020. Mr. Massarany earned a B.S. in Microbiology and Immunology from Monash University in Australia and an M.B.A. from Melbourne University.

We believe that Mr. Massarany is qualified to serve on our board of directors because of his experience in leadership and management roles, and experience as a board member, in the healthcare industry.

Continuing Directors

Class I Directors – Term Expiring at the 2027 Annual Meeting

Jon Faiz Kayyem, Ph.D. has served as a Director of the Company since December 2021. Dr. Kayyem has over 25 years of experience inventing, patenting, licensing, developing, and commercializing novel solutions for molecular diagnostics and DNA detection opportunities. Dr. Kayyem has served in various leadership positions throughout his career. He held numerous roles at GenMark Diagnostics, Inc., including Founder, CEO and President, Chief Scientific Officer, Senior Vice President of Research and Development. Prior to his work at GenMark Diagnostics, Dr. Kayyem served as director and founder of Calimmune, Inc. and was Vice President of Life Sciences at Motorola Solutions, Inc. In October 2004, he co-founded the biotechnology fund management company, Efficacy Capital Limited and served as a managing partner. Additionally, Dr. Kayyem founded Clinical Micro Sensors Inc., the predecessor company of GenMark Diagnostics, to commercialize multiple technical innovations that he developed while serving as a Senior Research Fellow at the California Institute of Technology (Caltech). Dr. Kayyem holds a B.S. and M.S. in Biochemistry from Yale University and a Ph.D. in Molecular Biology from Caltech. Currently, Dr. Kayyem is on the board of directors of Inhibrix Biosciences, Inc.

We believe that Dr. Kayyem is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a board member and investor in companies in the healthcare industry.

Scott Hutton has served as our President, Chief Executive Officer and Director since January 2020, and previously held the role of Chief Operating Officer from March 2018 to December 2019. Mr. Hutton also serves as a director and board secretary for the Coalition for 21st Century Medicine, a non-profit organization that advocates for high-quality diagnostic testing availability. Additionally, Mr. Hutton has served on the board of directors of Eximis Surgical, Inc. since February 2018 and was on the board of the Colorado Bioscience Association from April 2011 to April 2013. Mr. Hutton was an observer on the board of directors of Aqueduct Critical Care, Inc. from September 2014 to January 2017, and an observer on the Board of Visualase, Inc. from October 2012 to July 2014. Mr. Hutton joined Biodesix from Spectranetics Corp. (Spectranetics), a U.S.-based global leader in vascular intervention and lead management solutions (now part of Royal Philips), where he served as Senior Vice President and General Manager of the Vascular Intervention division from January 2017 to December 2017. Prior to joining Spectranetics, Mr. Hutton held several positions of increasing responsibility, including Vice President and General Manager, at Medtronic plc, a global healthcare products company and manufacturer of medical devices and supplies, over a period of 16 years. From April 2012 to January 2017, Mr. Hutton was Vice President and General Manager of Neurosurgery, where he oversaw the operations of the approximately $1 billion Neurosurgery business unit. From 2008 to 2012, he grew from Senior Director of Global Marketing to Vice President and Business Leader of the Surgical Navigation and Intra-Operative Imaging

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business. Mr. Hutton holds a B.A. from the College of Health and Human Sciences, Department of Health and Kinesiology at Purdue University. In January 2026 and August 2025, Mr. Hutton was named a Top Healthcare Technology CEO and Top 25 Biotech and Life Sciences Executive, respectively, of 2025 by the Healthcare Technology Report. Mr. Hutton was also named a Top 25 Biotech Executive of 2024 by the Healthcare Technology Report in May 2024. In March 2021, Mr. Hutton was named a Significant Sig by Sigma Chi International Fraternity. Mr. Hutton was named a Top 25 Biotech CEO of 2021 and 2022 by the Healthcare Technology Report in February 2021 and February 2022, respectively. In January 2021, Mr. Hutton was named 2020 CEO of the Year-USA by CEO Monthly Magazine. In July 2011, Mr. Hutton received the Medtronic plc Wallin Leadership Award for his focus on talent development, business performance, and his personal and intentional demonstration of leadership.

We believe that Mr. Hutton is qualified to serve on our board of directors because of his experience in leadership and management roles at our Company, as well as his experience as a board member in the healthcare and medical device industries.

John Patience has served as a Director of the Company since June 2008 and as Chairman of the Board since September 2020. Mr. Patience currently serves as a director (since 2012) of Accelerate Diagnostics, Inc., an in vitro diagnostics company (Accelerate Diagnostics). Mr. Patience served as a director of Ventana Medical Systems, Inc. (Ventana), from 1989 and as Vice Chairman from 1999 until Ventana’s acquisition by Roche in 2008. Mr. Patience also served as a director of Stericycle, Inc. since its founding in 1989 to June 2018. Mr. Patience is a founding partner of Crabtree Partners, a private equity investment partnership in Lake Forest, Illinois, and an angel investor. He was also previously a partner of a venture capital investment firm that provided both Ventana and Stericycle, Inc. with early-stage funding. Mr. Patience was also previously a partner at the consulting firm McKinsey & Company, Inc., specializing in healthcare. Mr. Patience holds a B.A. in Liberal Arts and an L.L.B. from the University of Sydney, Australia, and an M.B.A. from the University of Pennsylvania’s Wharton School of Business.

We believe that Mr. Patience is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of medicine, as well as his experience as a board member and investor in companies in the healthcare industry.

Class II Directors – Term Expiring at the 2028 Annual Meeting

Lawrence T. Kennedy, Jr. has served as a Director of the Company since January 2023. Mr. Kennedy brings to Biodesix more than 25 years of broad operating, corporate finance, company creation and investment experience with a specific focus in the healthcare industry. Mr. Kennedy currently serves as the Managing Partner and Chief Executive Officer of Westwood Management, a private investment and wealth management firm directing a diverse investment portfolio across a range of alternative and traditional asset classes. Prior to his role at Westwood Management, Mr. Kennedy was the co-founder, Chief Financial Officer and chairman of Health Carousel, a talent management company with a leading portfolio of healthcare staffing and workforce solution businesses. Mr. Kennedy currently serves on the boards of directors of Healthcare for Kids, Caliber Healthcare Solutions, Revolution 4.0 and Health Carousel. Mr. Kennedy has received an M.B.A. from Duke University’s Fuqua School of Business and a B.A. from Colgate University.

We believe that Mr. Kennedy is qualified to serve on our board of directors because of his experience in leadership and management roles in the field of healthcare, as well as his experience as a board member and investor in companies in the healthcare industry.

Matthew Strobeck, Ph.D. has served as a Director of the Company since January 2012. Dr. Strobeck is currently the Managing Partner of Birchview Capital LP, an investment management company. In addition, Dr. Strobeck is currently a director of QuidelOrtho Corporation (Quidel), Accelerate Diagnostics, Monteris Medical Corporation and the Schuler Education Foundation. Dr. Strobeck was a director of Yield 10 Biosciences from 2012 to 2017. Dr. Strobeck received a B.S. from St. Lawrence University, a Ph.D. from the University of Cincinnati, an M.S. from the Harvard University-MIT Health Sciences and Technology Program, and an M.S.

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from the MIT Sloan School of Management. We believe that Dr. Strobeck is qualified to serve on our board of directors because of his experience in leadership and management roles at medical technology companies, as well as his experience as a board member and investor in the medical technology industry.

Director Emeritus

Jack Schuler retired from the board of directors in 2025 and received the honorary designation of Director Emeritus in a non-voting, advisory capacity. Mr. Schuler does not stand for election by stockholders, is not entitled to vote on any matter and does not count for meeting quorum purposes. Mr. Schuler does not receive compensation for his service in this capacity.

Board Composition

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

•	the Class III directors are Jean Franchi and Hany Massarany, and their terms expire at the Annual Meeting;

•	the Class I directors are Jon Faiz Kayyem, Ph.D., John Patience and Scott Hutton, and their terms will expire at the 2027 annual meeting of stockholders; and

•	the Class II directors are Matthew Strobeck, Ph.D. and Lawrence T. Kennedy Jr., and their terms will expire at the 2028 annual meeting of stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. Each director’s term continues until the election and qualification of his or her successor, or, if sooner, his or her death, resignation or removal.

Director Independence

Under the listing requirements and rules of Nasdaq Stock Market (Nasdaq), independent directors must comprise a majority of our board of directors as a listed company within one year of the closing of our initial public offering.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Ms. Franchi, Messrs. Massarany, Patience and Kennedy and Drs. Kayyem and Strobeck do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable listing requirements and rules of Nasdaq. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

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Board Leadership Structure

Our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board of directors and the Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Mr. Patience currently serves as the independent Chairman of our board of directors. Our board of directors believes that separating these positions reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole.

Role of our Board of Directors in Risk Oversight

Our board of directors is responsible for overseeing the overall risk management process at Biodesix. The day-to-day responsibility for managing risks and exposures resides with our executive management team while our board committees and our board of directors as a whole participate in the oversight process. The risk oversight process includes receiving regular reports from committees and management to enable our board of directors to understand management’s risk assessment and mitigation processes, which includes areas of potential material risk, including long-term strategic and operational planning, strategic biopharmaceutical partnerships, executive development and evaluation, regulatory and legal compliance, information technology (including cybersecurity), financial reporting and internal controls and reputational risk. Our board of directors focuses on the overall risks affecting us, and each of its standing committees has been delegated responsibility for oversight of specific risks that fall within its areas of responsibility. For example:

•

Our audit committee is responsible for overseeing our major financial, legal and regulatory risk exposures, which spans a variety of areas including litigation, regulatory compliance, financial reporting, insurance and cybersecurity. Our audit committee also oversees the steps management has taken to monitor and control such exposures, including guidelines and policies for assessing and managing risk and related compliance efforts.

•

Our nominating and corporate governance committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our board of directors, including monitoring the effectiveness of our corporate governance guidelines and cybersecurity risk profile and other policies such as our code of conduct and overseeing our environmental and sustainability efforts and progress.

•	Our compensation committee regularly assesses risks arising from our compensation plans, policies and programs, including whether any such plans encourage excessive or inappropriate risk-taking.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the full board of directors is regularly informed through committee reports about such risks.

Meetings of our Board of Directors

Our board of directors held 5 meetings during 2025. Each incumbent director attended at least 75% of the aggregate total number of meetings of the board of directors and the committees on which he or she served held during the portion of 2025 for which he or she was a director or committee member. We encourage our directors to attend our annual meetings of stockholders. Eight directors, including our Chief Executive Officer, Mr. Hutton, attended our 2025 annual meeting of stockholders.

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Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. The charter of each committee is available on our corporate website at www.biodesix.com in the Investors section under “Governance—Governance Highlights.” Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

Committee Composition and Meetings

The following table provides current membership and 2025 meeting information for each committee of our board of directors:

Name:	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jean Franchi	Chair		X
Jon Faiz Kayyem, Ph.D.		X
Lawrence T. Kennedy, Jr.	X		X
Hany Massarany	X	Chair
John Patience		X
Matthew Strobeck, Ph.D.	X		Chair
Total meetings held in 2025	4	4	4

Audit Committee

Our audit committee consists of Ms. Franchi, Messrs. Kennedy and Massarany and Dr. Strobeck, each of whom our board of directors has determined satisfies the independence requirements under Nasdaq listing rules and Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the Exchange Act). The chair of our audit committee is Ms. Franchi, whom our board of directors has determined is an “audit committee financial expert” within the meaning of the SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable listing standards. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of her or his employment in the corporate finance sector. The functions of this committee include:

•	helping our board of directors oversee our corporate accounting and financial reporting processes;

•	reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures;

•	assisting with design and implementation of our risk assessment functions;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm and deciding whether to retain its services;

•	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end results;

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•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related-party transactions;

•	approving, or as permitted, pre-approving, audit and permissible non-audit services to be performed by our independent registered public accounting firm; and

•	reviewing and assessing, at least annually, the performance of the audit committee and adequacy of its charter.

Compensation Committee

Our compensation committee consists of Messrs. Massarany and Patience and Dr. Kayyem, and the chair of our compensation committee is Mr. Massarany. Our board of directors has determined that each of Messrs. Massarany and Patience and Dr. Kayyem is independent under the applicable Nasdaq listing rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The functions of this committee include:

•	reviewing, modifying and overseeing overall compensation strategy and policies;

•

reviewing and approving the compensation arrangements and other terms of employment (including, when and if appropriate, employment agreements, severance agreements, consulting agreements and change in control or termination agreements) of our chief executive officer, other executive officers and senior management, as appropriate;

•	reviewing and recommending to the full board of directors the compensation of our directors;

•	appointing and overseeing the work of compensation consultants, legal counsel or any other advisors and consultants engaged for the purpose of advising the compensation committee;

•

reviewing, recommending to the full board of directors, as appropriate, and administering equity award plans, compensation plans and similar programs, as well as modification or termination of plans and programs;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing and evaluating with the chief executive officer and the full board of directors the succession plans for our executive officers; and

•	reviewing and assessing, at least annually, the performance of the compensation committee and the adequacy of its charter.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time during 2025, one of our officers or employees. None of our executive officers currently serve, or has served during 2025, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Franchi, Dr. Strobeck and Mr. Kennedy, and the chair of our nominating and corporate governance committee is Dr. Strobeck. Our board of

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directors has determined that Ms. Franchi, Dr. Strobeck and Mr. Kennedy are independent under the applicable Nasdaq listing rules. The functions of this committee include:

•	reviewing periodically and evaluating director performance of our board of directors and its applicable committees, and recommending to our board of directors and management areas for improvement;

•	identifying, evaluating, nominating and recommending individuals for membership on our board of directors;

•

reviewing with our chief executive officer the plans for succession to the offices of our executive officers and make recommendations to our board of directors with respect to the selection of appropriate individuals to succeed to these positions;

•	reviewing and recommending to our board of directors any amendments to our corporate governance policies;

•

monitoring our cybersecurity risk profile, receiving periodic updates from management on all matters related to cybersecurity, and reporting to our full board of directors on an annual or as necessary basis; and

•	reviewing and assessing, at least annually, the performance of the nominating and corporate governance committee and the adequacy of its charter.

Director Nomination Process

Selection and Nomination Process

Our board of directors is responsible for nominating members for election to our board of directors by our stockholders at our annual meetings of stockholders. Whenever a vacancy occurs on our board of directors, whether due to a newly created director position or the death, resignation, removal or retirement of an existing director, our board of directors is authorized to select a person to fill the vacancy to serve as a director until the annual meeting of stockholders at which the director’s term expires and until the election and qualification of his or her successor or, if sooner, his or her death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Criteria for Board Membership

The board of directors and the nominating and corporate governance committee will determine the appropriate characteristics, skills and experience for the board of directors as a whole and for its individual members. The board of directors and the nominating and corporate governance committee will consider the minimum general criteria set forth below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for service on the board of directors. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. While the nominating and corporate governance committee does not have a formal policy in this regard, the diversity of the board of the directors is a consideration in evaluating candidates for director positions, among others.

The board of directors and the nominating and corporate governance committee believe that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In considering candidates, the board of directors and the nominating and corporate governance committee intend to

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consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.

The board of directors and the nominating and corporate governance committee review candidates for director nomination in the context of the current composition of the board of directors, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the board of directors and the nominating and corporate governance committee consider age, skills, diversity and such other factors as it deems appropriate given the current needs of the board of directors and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the board of directors and the nominating and corporate governance committee review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the board of directors and the nominating and corporate governance committee also determine whether the nominee must be independent for purposes of any stock exchange on which any of the Company’s capital stock is listed.

Stockholder Recommendations and Nominations

Stockholders who wish to recommend candidates may contact the nominating and corporate governance committee in the manner described below under “Board and Corporate Governance Matters—Stockholder Communications with our Board of Directors.” Stockholder nominations must be made according to the procedures required under our bylaws and described in this proxy statement under the heading “Additional Information—Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures will be evaluated by our nominating and corporate governance committee in the same manner as other nominees.

Executive Officers

Set forth below is biographical information with respect to each current executive officer of the Company, except Mr. Hutton, our President and Chief Executive Officer. Mr. Hutton also serves as a director of the Company, and his biographical information is available above in the section titled “Overview of Our Nominees and Continuing Directors—Director Nominees.”

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Robin Harper Cowie
, age 46. Ms. Harper Cowie has served as our Chief Financial Officer since April 2017. She has been with the Company in multiple financial and reimbursement positions since March 2011, serving as Vice President of Finance from February 2016 to April 2017, Vice President of Reimbursement & Health Economics from February 2015 to February 2016, Senior Director of Reimbursement from January 2014 to February 2015, and Director of Reimbursement from March 2011 to January 2014. Prior to joining Biodesix, Ms. Harper Cowie held a leadership role in payer and government relations at Precision Therapeutics, Inc. Ms. Harper Cowie’s background includes corporate finance, managed care and payer relations, reimbursement and regulatory policy, and revenue cycle operations. Additionally, she spent several years as a researcher at the University of Pittsburgh Medical Center. Ms. Harper has also served on the board of the Colorado Bioscience Association since 2023. Ms. Harper Cowie holds a B.S. in Molecular Biology from the University of Pittsburgh, and an M.B.A. in Finance from the Joseph M. Katz Graduate School of Business from the University of Pittsburgh. For 2025, Ms. Harper Cowie was named both CFO of the Year and a recipient of the 2025 Outstanding Women in Business honor by the Denver Business Journal.
Kieran O’Kane
, age 48. Mr. O’Kane has served as our Chief Commercial Officer since March 2020 and has been with the Company in multiple marketing management roles since February 2018. From April 2016 to February 2018, prior to joining Biodesix, Mr. O’Kane led the Global Diagnostics Marketing team at NanoString Technologies, a biotechnology company focused in developing cancer diagnostic tools. He is a highly experienced strategic and tactical global sales and marketing leader for both in-line
and pipeline products with a career focus in oncology. Mr. O’Kane has held commercial leadership positions and managed multiple new product launches at Biotheranostics, Cell Therapeutics, Eisai, Cephalon, Bristol-Myers Squibb, and Roche. Mr. O’Kane received a B.S. in Pharmacology at King’s College, University of London.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the Code of Conduct) that applies to all of our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions), and directors. Stockholders may request a free copy of our Code of Business Conduct and Ethics by contacting Biodesix, Inc., Attention: Chief Financial Officer, 919 West Dillon Rd., Louisville, Colorado 80027. We intend to disclose future amendments to certain provisions of our Code of Conduct, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and our directors, on our website at www.biodesix.com. Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.
Corporate Governance Guidelines
We have adopted written corporate governance guidelines which provide the framework for our corporate governance, along with our amended and restated certificate of incorporation, amended and restated bylaws, committee charters and other key governance practices and policies. Our corporate governance guidelines cover a range of topics including, but not limited to, board composition, independence and selection of directors, board membership criteria, conduct of board meetings, board committee composition and functions, board assessment, director compensation and succession planning. Our corporate governance guidelines will be reviewed at least annually by our nominating and corporate governance committee and any proposed changes will be recommended to our full board of directors for approval. A copy of our corporate governance guidelines is available on our corporate website at www.biodesix.com in the Investor section under “Governance—Governance Highlights.” Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.
Insider Trading Policy
We have adopted an insider trading policy to establish guidelines for our employees, directors, executive officers, and other employees regarding transactions in our securities and the disclosure of material nonpublic

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information related to our Company. In addition, our insider trading policy prohibits our directors, executive officers and other employees from engaging in hedging transactions or other inherently speculative transactions with respect to Company securities, such as short sales or transactions in put or call options. Our directors, executive officers and other employees are also prohibited from holding Company securities in a margin account or pledging company securities as collateral for a loan. Our policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the registrant. In addition, it is the policy of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Insider Trading Policy is included as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025.

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Stockholder Communications with our Board of Directors

Any stockholder or other interested party who wishes to communicate with our board of directors or any individual director may send written communications to our board of directors or such director c/o Corporate Secretary, Biodesix, Inc., 919 West Dillon Rd., Louisville, CO 80027. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our board of directors, based on the subject matter. Communications that are deemed inappropriate (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded.

Certain Relationships and Related-Party Transactions

The following is a summary of the transactions since January 1, 2024 to which we have been a participant in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest, with certain exceptions, other than compensation arrangements, which are under the section of this proxy statement captioned “Executive Compensation.”

Investor Rights Agreement

In October 2018, we entered into an amended and restated investor rights agreement (IRA) with certain holders of our preferred stock and Common Stock, including certain holders of 5% of our capital stock, and including certain members of, and affiliates of, our directors and certain of our executive officers. The IRA provides the holders of our preferred stock with certain registration rights. After the closing of our initial public offering, the holders of 20,090,745 shares of Common Stock issuable from conversion of outstanding preferred stock, became entitled to rights with respect to the registration of their shares of Common Stock under the Securities Act under this agreement. The IRA terminated in October 2025 pursuant to its terms.

Indemnification of Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers in connection with our initial public offering or the start of their service on our board. The indemnification agreements and our bylaws will require us to indemnify our directors against certain liabilities, costs and expenses to the fullest extent not prohibited by the Delaware General Corporation Law, and have purchased directors’ and officers’ liability insurance. Subject to very limited exceptions, our bylaws will also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related-Party Transactions

Our audit committee has the primary responsibility for the review, approval and oversight of any “related-party transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We adopted a written related-party transaction policy effective October 2020. Under our related-party transaction policy, our management is required to submit any related-party transaction not previously approved or ratified by our audit committee to our audit committee. In approving or rejecting the proposed transactions, our audit committee takes into account all of the relevant facts and circumstances available.

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Private Placement Transaction

On April 5, 2024, we entered into securities purchase agreements with a consortium of investors, including members of our board of directors, certain members of the Company’s management team, including our Chief Executive Officer, Chief Financial Officer and Chief Commercial Officer, for the issuance and sale by the Company of 760,857 shares of Series A Preferred Stock at a price of $46.00 per share. On April 5, 2024, we also entered into a registration rights agreement with the consortium of investors, pursuant to which the investors are entitled to certain resale registration rights with respect to shares of our Common Stock underlying the Series A Preferred Stock that will be held by such investors. On May 23, 2024, after approval from our stockholders at our annual meeting held in 2024, we issued 1,521,714 shares of Common Stock (after giving effect to our 1-for-20 reverse stock split, which was effective September 15, 2025 (the “Reverse Stock Split”) in exchange for all outstanding shares of Series A Preferred Stock, and no shares of Series A Preferred Stock remain outstanding.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding stock options and restricted stock unit (RSU) awards granted to our employees, consultants, and directors, as well as the number of shares of Common Stock remaining available for future issuance, under our equity compensation plans in effect as of December 31, 2025.

Plan Category:	Number of securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options (b)($)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	653,425	(2)	$33.48	(3)	148,035	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	653,425		$33.48		148,035

(1)	Includes the 2016 Equity Incentive Plan (2016 Incentive Plan), the 2020 Equity Incentive Plan (2020 Incentive Plan), and the Employee Stock Purchase Plan (ESPP).
(2)	Includes 213,165 RSUs that were outstanding on December 31, 2025 under the 2020 Incentive Plan. RSU awards may be settled only for shares of Common Stock on a one-for-one basis.
(3)	Only option awards were used in computing the weighted-average exercise price.
(4)

This amount represents 98,393 shares of Common Stock available for issuance under the 2020 Incentive Plan and 49,642 shares of Common Stock available for issuance under the ESPP, 48,083 of which were subject to purchase under the offering period in effect as of December 31, 2025, which offering period ended on February 27, 2026. Awards available for grant under the Company’s 2020 Incentive Plan include stock options, stock appreciation rights, restricted stock, RSUs, other stock awards, performance awards, and any combination of the foregoing awards. The number of shares of our Common Stock reserved for issuance under our 2020 Incentive Plan will automatically increase on the first day of each fiscal year by 4% of the number of shares of Common Stock outstanding on the immediately preceding December 31 or such lesser amount as is determined by our board of directors. The ESPP provides the opportunity for eligible coworkers to acquire shares of our Common Stock at a discount. The number of shares of our Common Stock reserved for issuance under our ESPP will automatically increase on the first day of each fiscal year by the lesser of (i) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, (ii) 150,000 shares of our Common Stock or (iii) such lesser amount as is determined by our board of directors.

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DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

The following summarizes our non-employee director compensation policy, as amended in the third quarter of 2025. Our employee director receives no additional compensation for service on our board of directors.

● Annual Retainers:

–	Each non-employee director is entitled to receive annual retainers in the amount summarized in the table below.

Position	Annual Retainer
Board Member	$40,000
Chair of the Board of Directors	$0
Committee Chairs:
Audit	$20,000
Compensation	$15,000
Nominating and Corporate Governance	$10,000
Committee Members:
Audit	$0
Compensation	$0
Nominating and Corporate Governance	$0

–

Non-employee directors received annual retainers in the form of RSUs granted as of May 20, 2025, valued based on the average price of our Common Stock over a 90-day period preceding the date of grant, and vesting ratably on the first day of each remaining calendar quarter during the 2025 fiscal year, subject to such director’s continuous service through each applicable vesting date. If a non-employee director became a director after April 1, 2025, his or her annual retainers were pro-rated based on the period of the non-employee director’s service on our board of directors during the year. For fiscal year 2025, the Annual Retainers were prorated to account for the transition to payment under the director compensation policy on a fiscal year basis, and only 75% of the annual retainers described above were paid.

–

The average closing price of our Common Stock for the 90-day period beginning on February 19, 2025 and ending on May 19, 2025 was $12.60. Based on this price, it was determined that each non-employee director was entitled to a grant of 2,380 RSUs. In addition, the Audit Committee Chair, Compensation Committee Chair, and Nominating and Corporate Governance Committee Chair were entitled to a grant of 1,190 RSUs, 892 RSUs, and 595 RSUs, respectively.

● Equity Compensation:

–

Upon appointment to our board of directors, each non-employee director is entitled to receive an initial stock option grant having a Black Scholes value of $187,500, determined as of the date of grant based on the average price of our Common Stock over a 90-day period preceding the date of grant, with 40% vesting on the two-year anniversary of the grant date and the remainder vesting ratably on each subsequent monthly anniversary of the grant date for 36 months, subject to such director’s continuous service through each applicable vesting date. The Company limits the number of shares of Common Stock that may be subject to the initial stock option grant to 0.075% of the Company’s outstanding shares of Common Stock as of the immediately preceding January 1, which may result in a newly appointed non-employee director receiving an initial stock option grant having a Black Scholes value that is less than $187,500.

–	Upon appointment to our board of directors, each non-employee director is also entitled to receive an initial RSU grant valued at $187,500 as of the date of grant based on the average price of our

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Common Stock over a 90-day period preceding the date of grant, which will vest on the one-year anniversary of the grant date subject to such director’s continuous service through such date. The Company limits the number of shares of Common Stock that may be subject to the initial RSU grant to 0.0375% of the Company’s outstanding shares of Common Stock as of the immediately preceding January 1, which may result in a newly appointed non-employee director receiving an initial RSU grant having a value that is less than $187,500.

–

Each non-employee director continuing his or her service on our board of directors for the 2025 fiscal year was entitled to receive an annual stock option grant having a Black Scholes value of $96,250 and an annual RSU grant valued at $96,250, in each case determined as of the grant date, based on the average price of our Common Stock over the preceding 90 days, which awards were granted on May 20, 2025 and vested ratably on the first day of each remaining calendar quarter during the 2025 fiscal year, subject to such director’s continuous service through each applicable vesting date. The Company limits the number of shares of Common Stock that may be subject to an annual stock option grant or an annual RSU grant to 0.0385% and 0.01925%, respectively, of the Company’s outstanding shares of Common Stock as of January 1, 2025. For fiscal year 2025, the annual stock options and the annual RSUs, and the maximum share limits in respect thereof, were prorated to account for the transition to payment under the director compensation policy on a fiscal year basis, and only 75% of the annual stock options and annual RSUs described above were paid. The average closing price of our Common Stock for the 90-day period beginning on February 19, 2025 and ending on May 19, 2025 was $12.60. Based on this price, each non-employee director would have been granted an option to purchase 6,867 shares of the Company’s Common Stock and 5,728 RSUs on May 19, 2025. However, as a result of the grant limitations described above, each non-employee director was instead granted an option to purchase 2,100 shares of the Company’s Common Stock, having a Black Scholes value as of the date of grant of $10.51, and 1,050 RSUs with a grant date value of $5.42.

–

Notwithstanding the vesting schedules described above, each non-employee director who remains in continuous service until a change of control (as defined in our 2020 Incentive Plan) will become fully vested in all then-outstanding equity awards.

● Expense Reimbursement: Our non-employee directors are also reimbursed for their reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board and committee meetings.

The non-employee director compensation policy was further amended effective as of December 30, 2025, to provide that non-employee directors will receive annual equity grants entirely in the form of stock option grants, beginning with 2026 grants. The stock option grants will have a grant date Black Scholes value of $192,500, with the number of shares of Common Stock that may be subject to any such grant limited to 0.077% of the Company’s outstanding shares of Common Stock as of January 1 of the applicable fiscal year.

Director Deferred Compensation Plan

On December 21, 2021, our compensation committee adopted the 2021 Non-Employee Director Deferred Compensation Plan (the Director Deferred Compensation Plan), an unfunded, non-qualified deferred compensation plan that allows our non-employee directors to defer RSU awards that they receive.

Any RSU deferred will be credited as deferred units to the non-employee director’s account as of the date on which it vests. Each deferred unit is credited with dividend equivalents equal to the dividends paid, if any, on our Common Stock, which are deemed reinvested in additional deferred units on the dividend payment date. Deferred units will be appropriately adjusted in the event of any change in our Common Stock through merger, consolidation, or otherwise; a stock dividend; or a stock split, combination or other change in our Common Stock.

2026 Proxy Statement	24

Payments will be made in shares of our Common Stock equal to the number of deferred units credited to the director’s account, with a cash payment for any fractional deferred unit. A director may elect to receive deferred amounts in a lump sum within 90 days after either his or her separation from service or, alternatively the later of his or her separation from service or January 1 of a calendar year elected by the director which may not be more than 15 years after the calendar year in which the director’s initial deferral election under the Director Deferred Compensation Plan was made. Within 90 days following a non-employee director’s death, a lump sum equal to the then-remaining balance in his or her account will be made to his or her beneficiary. Within 10 business days after a change in control (as defined in our 2020 Incentive Plan) and to the extent permitted by federal tax law, each non-employee director (or former non-employee director) will receive a cash lump sum payment equal to the number of deferred units credited to his or her account on the date of the change in control, multiplied by the fair market value of one share of our Common Stock on such date. If payment within 10 business days following a change in control is not permitted by federal tax laws, then payment will be made at the time and in the form that payment would have been made if a change in control had not occurred.

2025 Director Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2025 regarding the compensation awarded to, earned by or paid to our non-employee directors. The compensation received by our non-employee directors in respect of annual retainers for 2025 service was in the form of RSU awards and the compensation received by our non-employee directors in respect of annual equity grants was a mixture of stock option and RSU awards. Each of Messrs. Patience and Kennedy and Dr. Kayyem received grants for a total of 3,430 RSUs and stock options in respect of 2,100 shares of our Common Stock. Dr. Strobeck received grants for a total of 4,026 RSUs and stock options in respect of 2,100 shares of our Common Stock. Mr. Massarany received grants for a total of 4,323 RSUs and stock options in respect of 2,100 shares of our Common Stock. Ms. Franchi received grants for a total of 4,621 RSUs and stock options in respect of 2,100 shares of our Common Stock. Mr. Hutton, our Chief Executive Officer, does not receive any separate compensation for his service on our board of directors. Please see the 2025 Summary Compensation Table for the compensation paid or awarded to Mr. Hutton.

	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)	($)
Jean Franchi(3)	$25,027	$8,293	$33,320
Jon Faiz Kayyem, Ph.D(3)	$18,577	$8,293	$26,870
Hany Massarany(3)	$23,413	$8,293	$31,706
John Patience(3)	$18,577	$8,293	$26,870
Jack Schuler(3)(4)	$0	$ 0	$0
Matthew Strobeck, Ph.D(3)	$21,805	$8,293	$30,098
Charles M. Watts, M.D(3)(4)	$0	$ 0	$0
Lawrence Kennedy(3)	$18,577	$8,293	$26,870

(1)

The amounts reported represent the aggregate grant date fair market value of the RSUs, calculated in accordance with FASB ASC Topic 718 based on the assumption that the value of each RSU granted on May 20, 2025 was equal to $5.42, with such amount being the closing price of our Common Stock on the grant date. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 12 of our audited financial statements included in the 2025 Annual Report on Form 10-K Item 8. “Financial Statements and Supplementary Data” for the year ended December 31, 2025. Pursuant to the Director Deferred Compensation Plan, non-employee directors may choose to defer receipt of the shares to be issued in connection with settlement of the annual RSU award. Dr. Kayyem chose to defer receipt of 3,430 shares upon their vesting. Mr. Massarany chose to defer receipt of 4,323 shares upon their vesting. Dr. Strobeck chose to defer receipt of 4,026 shares

2026 Proxy Statement	25

upon their vesting. Ms. Franchi chose to defer receipt of 4,621 shares upon their vesting. Mr. Kennedy chose to defer receipt of 3,430 shares upon their vesting.
(2)

The amounts reported represent the aggregate grant date fair market value of the stock options calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 12 of our audited financial statements included in the 2025 Form 10-K Report under “Item 8. Financial Statements and Supplementary Data” for the year ended December 31, 2025. These amounts do not correspond to the actual value that may be recognized by the non-employee directors upon exercise of the applicable awards.

(3)

As of December 31, 2025, Ms. Franchi held options to purchase 5,420 shares of our Common Stock and RSUs in respect of 22,604 shares of our Common Stock; Dr. Kayyem held options to purchase 7,821 shares of our Common Stock and RSUs in respect of 12,718 shares of our Common Stock; Mr. Massarany held options to purchase 6,998 shares of our Common Stock and RSUs in respect of 14,665 shares of our Common Stock; Mr. Patience held options to purchase 6,256 shares of our Common Stock and RSUs in respect of 15,388 shares of our Common Stock; Mr. Schuler held options to purchase 4,156 shares of our Common Stock and RSUs in respect of 16,579 shares of our Common Stock; Dr. Strobeck held options to purchase 4,537 shares of our Common Stock and RSUs in respect of 21,307 shares of our Common Stock; Dr. Watts held options to purchase 0 shares of our Common Stock and RSUs in respect of 0 shares of our Common Stock; and Mr. Kennedy held options to purchase 10,201 shares of our Common Stock and RSUs in respect of 18,417 shares of our Common Stock.

(4)

Dr. Watts and Mr. Schuler did not stand for re-election at our 2025 Annual Meeting of Stockholders on May 20, 2025 and therefore did not receive annual retainers or annual grants in 2025. Mr. Schuler continues to provide services to our board of directors in a non-voting, advisory capacity as a director emeritus, for which he does not receive any compensation or benefits.

2026 Proxy Statement	26

Proposal Two: Non-Binding, Advisory Vote on Named Executive Officer Compensation (“Say-on-Pay Vote”)

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders an opportunity to cast an advisory vote to approve of the compensation of our “named executive officers,” as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation” in this proxy statement, our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to stockholders; reward high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the compensation tables and the related narrative disclosure contained in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2025 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our named executive officers and policies and practices described in this proxy statement. Accordingly, our board of directors recommends that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion that accompanies the compensation tables, is hereby APPROVED.”

Vote Required:	The Say-on-Pay Vote is advisory, and therefore not binding on the Company, our board of directors, or the compensation committee of our board of directors. However, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

Board Recommendation:

OUR BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS EACH UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

2026 Proxy Statement	27

EXECUTIVE COMPENSATION

The following is a discussion of compensation arrangements of our named executive officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As a “smaller reporting company,” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled back disclosure requirements applicable to smaller reporting companies.

Overview

This section provides a discussion of the compensation paid or awarded to our Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2025. We refer to these individuals as our “named executive officers.” For 2025, our named executive officers were:

•	Scott Hutton, President and Chief Executive Officer;

•	Robin Harper Cowie, Chief Financial Officer, Secretary and Treasurer; and

•	Kieran O’Kane, Chief Commercial Officer.

Our executive compensation program is intended to align executive compensation with our performance objectives and business strategy and to enable us to attract, motivate, retain and reward executive officers who operate in a highly competitive and technologically challenging environment and whose contributions are critical to our long-term success. The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices. The compensation paid to newly hired executive officers is primarily determined based on the negotiations of the parties as well as our historical compensation practices, and we seek fairness in total compensation paid to our executive officers. As a result, we benchmark executive compensation against external and internal comparisons and look at the relationship between team member roles in the organization to determine appropriate compensation. For the year ended December 31, 2025, the material elements of our executive compensation program were base salary, annual cash bonus and equity awards in the form of RSUs and stock options.

Performance-based, at risk and variable compensation in the form of annual cash bonuses and equity-based compensation is a significant portion of the overall compensation paid to each named executive officer. Our annual cash bonuses are earned or vest only upon the achievement of certain performance metrics which, for 2025, consisted entirely of Company-based performance metrics, linking our named executive officers’ compensation directly to Company performance versus operating goals. In addition, the value received from RSUs and stock options depends on our stock price.

We expect that our executive compensation program will continue to evolve over the coming years, while still supporting our overall business and compensation objectives. The compensation committee of our board of directors oversees our executive compensation program. In addition, during the year ended December 31, 2025, the compensation committee utilized our independent executive compensation consultant to advise us on the elements of our executive compensation program.

Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation

2026 Proxy Statement	28

program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability to us. Please see the “Salary” column in the Summary Compensation Table for the base salary amounts received by each named executive officer during the years ended December 31, 2024 and December 31, 2025.

As of January 1, 2025, Mr. Hutton’s annual base salary was $608,000, Ms. Harper Cowie’s annual base salary was $419,000, and Mr. O’Kane’s annual base salary was $419,000. The compensation committee retained an independent executive compensation consultant and after review of external market data and consideration of individual factors including, but not limited to, performance and scope of role, determined to increase base salaries for the named executive officers. As of March 1, 2025, Mr. Hutton’s annual base salary was increased to $652,500, Ms. Harper Cowie’s annual base salary was increased to $449,500 and Mr. O’Kane’s annual base salary was increased to $449,500. The resulting salaries were generally positioned between the 25th and 50th percentiles of our competitive market for talent. As of March 1, 2026, Mr. Hutton’s annual base salary was increased to $741,500, Ms. Harper Cowie’s annual base salary was increased to $526,500 and Mr. O’Kane’s annual base salary was increased to $496,500.

2026 Proxy Statement	29

Annual Cash Bonuses

We provide our senior leadership team with short-term incentive compensation through an annual cash bonus program. Annual bonus compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our annual cash bonus program provides cash incentive award opportunities based on the achievement of performance goals approved by our compensation committee at the beginning of each fiscal year.

Generally, our compensation committee establishes a Company-based performance metric as a threshold vesting criterion for any payouts for a particular annual bonus period. For 2025, individual performance goals did not factor into determining payouts for the annual bonus period.

For 2025, the compensation committee determined that the Company’s short-term incentive compensation would be based on the achievement of four financial objectives: (i) lung diagnostic revenue determined in accordance with U.S. GAAP, (ii) development services revenue determined in accordance with U.S. GAAP, (iii) lung diagnostic gross margin percentage and (iv) total operating expense (excluding certain non-cash expenses). Actual results were measured at year end against targeted outcomes. Mr. Hutton’s, Ms. Harper Cowie’s and Mr. O’Kane’s 2025 bonus targets as a percentage of annual base salary were 100%, 50% and 60%, respectively. Based on our 2025 performance, our compensation committee determined, and our board of directors approved, a corporate funding percentage under our annual cash bonus program equal to approximately 110% of the target bonus opportunity. Accordingly, each of Mr. Hutton, Ms. Harper Cowie and Mr. O’Kane received a cash payout under the 2025 annual cash bonus program, as illustrated below:

2025
Name	Incentive Cash Payout
Scott Hutton	$710,280
Robin Harper Cowie	$244,707
Kieran O’Kane	$293,489

Equity Awards

In the year ended December 31, 2025, the compensation committee awarded Mr. Hutton, Ms. Harper Cowie and Mr. O’Kane, 19,375 RSUs, 5,875 RSUs and 5,875 RSUs, respectively, which vest ratably on an annual basis for four years from the vesting commencement date, subject to continued service through the applicable vesting date. In addition, the compensation committee awarded Mr. Hutton, Ms. Harper Cowie and Mr. O’Kane, stock options in respect of 38,750, 11,750 and 11,750 shares of our Common Stock, respectively, which vest ratably on a monthly basis for four years from the vesting commencement date, subject to continued service through the applicable vesting date.

For 2026, the compensation committee has determined to provide equity awards to each of our named executive officers entirely in the form of stock options, which is intended to further align the compensation of our named executive officers with Company performance.

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2025 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed during the years ended December 31, 2025 and 2024.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Scott Hutton President and Chief Executive Officer	2025	643,404	356,849	524,437	710,280	3,500	2,238,470
	2024	588,858	419,144	852,017	223,604(6)	1,250	2,084,873

Robin Harper Cowie Chief Financial Officer, Secretary and Treasurer	2025	443,366	108,206	159,023	244,707	6,699	962,001
	2024	405,881	128,118	224,690	115,597(7)	1,250	875,536

Kieran O’Kane Chief Commercial Officer	2025	443,048	108,206	159,023	293,489	3,526	1,007,292
	2024	401,554	128,118	233,451	137,522(8)	–	900,645

(1)	The amounts disclosed represent the dollar value of base salary earned by the named executive officer as of December 31 of each applicable fiscal year.
(2)

The amounts disclosed represent the aggregate grant date fair value of RSU awards as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 12 of our audited financial statements included in the 2025 Annual Report on Form 10-K Item 8. “Financial Statements and Supplementary Data” for the year ended December 31, 2025. These amounts do not correspond to the actual value that may be realized by the named executive officers upon vesting or exercise of the applicable awards.

(3)

The amounts disclosed represent the aggregate grant date fair value of option awards, including an estimate of the grant date fair value of bonus-to-options awards granted with respect to annual bonuses earned for the 2024 fiscal year, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards disclosed in this column are set forth in Note 12 of our audited financial statements included in the 2025 Annual Report on Form 10-K Item 8. “Financial Statements and Supplementary Data” for the year ended December 31, 2025. Prior to 2025, under the Company’s 2021 Senior Management Bonus to Equity Plan, eligible executives, including each of our named executive officers, were permitted to elect to receive a portion of their annual bonus earned in the form of a bonus-to-options award. The bonus-to-options awards were fully vested on the grant date and had an exercise price equal to the fair market value of our Common Stock on the grant date. For the bonus-to-options awards granted with respect to annual bonuses earned for the 2024 fiscal year, the estimated grant date fair value was used to correspond to the treatment of such expense under U.S. GAAP in the 2024 Annual Report on Form 10-K, as the service inception period precedes the grant date. These amounts do not correspond to the actual value that may be realized by the named executive officers upon vesting or exercise of the applicable awards.

(4)

Based on our 2024 performance measured against the Company’s achievement of three financial objectives, (i) total revenue determined in accordance with U.S. GAAP, (ii) lung diagnostic gross margin percentage, and (iii) total operating expense (excluding certain non-cash expenses), our compensation

2026 Proxy Statement	31

committee determined, and our board of directors approved, payouts under the 2024 annual cash bonus program at a 75.4% achievement level. The Non-Equity Incentive Plan Compensation listed for each named executive officer represents the annual cash bonus award for the 2024 fiscal year after taking into consideration the election of each individual to participate in the bonus-to-options program. Based on our 2025 performance measured against the Company’s achievement of four financial objectives, (i) lung diagnostic revenue determined in accordance with U.S. GAAP, (ii) development services revenue determined in accordance with U.S. GAAP, (iii) lung diagnostic gross margin percentage and (iv) total operating expense (excluding certain non-cash expenses), our compensation committee determined, and our board of directors approved, payouts under the 2025 annual cash bonus program at a 110% achievement level.
(5)

The amounts disclosed primarily represent discretionary employer matching contributions under the Company’s 401(k) plan, an electronics allowance stipend and the tax gross-up on awards through the Company’s Wishlist Rewards Program, a peer-to-peer recognition program, received by each named executive officer as of December 31 of each applicable fiscal year for specific contributions and demonstrating the Company’s core values.

(6)

At a 75.4% achievement level, Mr. Hutton was entitled to a payout under the 2024 annual cash bonus program of $447,207. However, Mr. Hutton elected to receive a portion of his 2024 annual cash bonus in the form of an option award under the bonus-to-options program. In accordance with Mr. Hutton’s election and the terms of the bonus-to-options program, Mr. Hutton received a cash payment of $223,604 in respect of his 2024 annual cash bonus, as reflected in this column, and in place of the remaining amount, received an option award representing the right to purchase 425,929 shares of our Common Stock, the value of which is reflected in the “Option Awards” column.

(7)

At a 75.4% achievement level, Ms. Harper Cowie was entitled to a payout under the 2024 annual cash bonus program of $154,129. However, Ms. Harper Cowie elected to receive a portion of her 2024 annual cash bonus in the form of an option award under the bonus-to-options program. In accordance with Ms. Harper Cowie’s election and the terms of the bonus-to-options program, Ms. Harper Cowie received a cash payment of $115,597 in respect of her 2024 annual cash bonus, as reflected in this column, and in place of the remaining amount, received an option award representing the right to purchase 73,398 shares of our Common Stock, the value of which is reflected in the “Option Awards” column.

(8)

At a 75.4% achievement level, Mr. O’Kane was entitled to a payout under the 2024 annual cash bonus program of $183,363. However, Mr. O’Kane elected to receive a portion of his 2024 annual cash bonus in the form of an option award under the bonus-to-options program. In accordance with Mr. O’Kane’s election and the terms of the bonus-to-options program, Mr. O’Kane received a cash payment of $137,522 in respect of his 2024 annual cash bonus, as reflected in this column, and in place of the remaining amount, received an option award representing the right to purchase 87,319 shares of our Common Stock, the value of which is reflected in the “Option Awards” column.

2026 Proxy Statement	32

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2025, after giving effect to the Reverse Stock Split. As of the year ended December 31, 2025, none of the named executive officers held any outstanding stock awards other than options and RSUs.

				Option Awards			Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Scott Hutton	4/4/2018	4,211(2)	–	–	8.31	4/3/2028	–	–
	3/22/2019	2,105(2)	–	–	15.43	12/31/2028	–	–
	3/22/2019	842(4)	–	–	15.43	12/31/2028	–	–
	4/15/2020	7,580(1)	–	–	15.43	4/14/2030	–	–
	2/8/2022	–	–	–	–	–	610(6)	4,418
	3/10/2022	4,293(5)	–	–	45.80	3/9/2032	–	–
	2/8/2023	–	–	–	–	–	18,776(3)	127,677
	3/1/2023	21,783(5)	–	–	40.00	2/28/2033	–	–
	7/24/2023	2,436(8)	–	–	24.00	7/23/2033	–	–
	7/24/2023	738	610(8)	–	24.00	7/23/2033	–	–
	2/8/2024	10,097	10,965(9)	–	39.80	2/7/2034	–	–
	2/8/2024	–	–	–	–	–	7,898(3)	53,706
	2/21/2024	9,046(5)	–	–	29.20	2/20/2034	–	–
	2/20/2025	8,080	30,670(9)		18.42	2/19/2035	–	–
	2/20/2025	21,296(5)	–		–	–	–	–
	2/20/2025	–	–		–		19,375(3)	131,750
Robin Harper Cowie	4/7/2016	1,768 (1)	–	–	16.62	4/6/2026	–	–
	3/22/2019	1,768 (2)	–	–	15.43	12/31/2028	–	–
	3/22/2019	589 (4)	–	–	15.43	12/31/2028	–	–
	4/15/2020	1,516(1)	–	–	15.43	4/14/2030	–	–
	2/8/2022	–	–	–	–	–	157(6)	1,068
	3/10/2022	1,387(5)	–	–	45.80	3/9/2032	–	–
	2/8/2023	–	–	–	–	–	4,853(3)	33,000
	3/1/2023	7,422(5)	–	–	40.00	2/28/2033	–	–
	7/24/2023	1,032(8)	–	–	24.00	7/23/2033	–	–
	7/24/2023	183	140(8)	–	24.00	7/23/2033	–	–
	2/8/2024	3,088	3,350(9)	–	39.80	2/7/2034	–	–
	2/8/2024	–	–	–	–	–	2,414(3)	16,415
	2/21/2024	3,117(5)	–	–	29.20	2/20/2034	–	–
	2/20/2025	2,450	9,300(9)		18.42	2/19/2035	–	–
	2/20/2025	3,669(5)	–		18.42	2/19/2035	–	–
	2/20/2025	–	–		–	–	5,875(3)	39,950
	4/4/2018	631(2)	–	–	8.31	4/3/2028	–	–
Kieran O’Kane	3/22/2019	631(1)	–	–	15.43	12/31/2028	–	–
	4/15/2020	1,768(1)	–	–	15.43	4/14/2030	–	–
	2/8/2022	–	–	–	–	–	73(6)	496
	3/10/2022	308(5)	–	–	45.80	3/9/2032	–	–
	2/8/2023	–	–	–	–	–	3,053(3)	20,760
	3/1/2023	2,626(5)	–	–	40.00	2/28/2033	–	–
	7/24/2023	442(8)		–	24.00	7/23/2033	–	–
	7/24/2023	79	56(8)	–	24.00	7/23/2033	–	–
	2/8/2024	3,088	3,350(9)	–	39.80	2/7/2034	–	–
	2/8/2024	–	–	–	–	–	2,414(3)	16,415
	2/21/2024	1,765(5)	–	–	29.20	2/20/2034	–	–
	2/20/2025	2,450	9,300(9)		18.42	2/19/2035	–	–
	2/20/2025	4,365(5)	–		18.42	2/19/2035	–	–
	2/20/2025	–	–		–	–	5,875(3)	39,950

2026 Proxy Statement	33

(1)	These stock options vest in a series of 60 successive, equal monthly installments measured from the vesting commencement date.
(2)

Two fifths of these time-vested options vest on the second anniversary of the vesting commencement date, with the remaining balance vesting in a series of 36 successive equal monthly installments measured from the second anniversary of the vesting commencement date, subject to the award recipient’s continued employment through the applicable vesting date. In September 2020, the board of directors amended these time-vested options such that 21/60 of the time-vested options vest on the date that is 21 months after the vesting commencement date, with the remaining balance vesting in a series of 39 successive equal monthly installments measured from such date, subject to the award recipient’s continued employment through the applicable vesting date.

(3)

These time-vested RSUs vest in a series of four successive equal annual installments measured from the vesting commencement date, subject to the award recipient’s continued employment through the applicable vesting date.

(4)

In the year ended December 31, 2019, the board of directors awarded Mr. Hutton and Ms. Harper Cowie performance-vested options representing the right to purchase 1,263 and 884 shares of our Common Stock, respectively (adjusted to reflect the impact of the Reverse Stock Split). One third of these performance-vested options were eligible to vest after each of the first, second and third anniversaries of the vesting commencement date, subject to the Company’s achievement of recognized revenue of at least $31 million, $67 million and $134 million for the years ended December 31, 2019, 2020 and 2021, respectively. The board of directors had sole discretion to determine if the performance hurdles are met and to determine the vesting date, and shall make such determinations within 90 days after the end of the applicable fiscal year. For the 2019 tranche, the board of directors determined that the performance hurdle was not met. As a result, one third of each of Mr. Hutton’s and Ms. Harper Cowie’s awards were cancelled, and two thirds of each of Mr. Hutton’s and Ms. Harper Cowie’s awards remained outstanding. In addition, in September 2020 and in light of the impact of the COVID-19 pandemic on the Company’s operations and other considerations, the board of directors amended the performance-vested options to adjust the performance hurdles for the 2020 tranche and the 2021 tranche to $28.6 million and $51.5 million, respectively. For each of the 2020 tranche and the 2021 tranche, the board of directors determined that the applicable performance hurdles were met and one third of each of Mr. Hutton’s and Ms. Harper Cowie’s performance-vested option award became fully vested and exercisable on January 1, 2021 and January 1, 2022, respectively.

(5)	These options were bonus-to-options awards and were 100% vested at date of grant.
(6)

These time-vested RSUs vest in a series of 16 successive equal quarterly installments measured from the vesting commencement date, subject to the award recipient’s continued employment through the applicable vesting date.

(7)	The market values reflected in this column are calculated based on $6.80 per share, the closing price of our Common Stock on December 31, 2025.
(8)

These time-vested options vest in a series of 31 successive equal monthly installments beginning on August 1, 2024 (the first day of the month following the first anniversary of the month of grant under the shareholder approved stock option exchange program pursuant to which these time-vested options were granted). The number of installments is equal to the number of months that were remaining the in the vesting schedule of the stock options that were tendered under the stock option exchange program as of immediately prior to the exchange.

(9)	These stock options vest in a series of 48 successive, equal monthly installments measured from the vesting commencement date.

2026 Proxy Statement	34

Policies and Practices Related to the Timing of Grants of Certain Equity Awards
The compensation committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the compensation committee’s practice for the 2025 fiscal year and prior years was to approve them at its meeting in February of each year as part of the annual compensation review and after results for the preceding fiscal year become available. Because the compensation committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. In addition, the compensation committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. The Company does not schedule its equity grants in anticipation of the release of material non-public
information nor does the Company time the release of material non-public
information based on equity grant dates.
During 2025, no stock option grants were made to any of our named executive officers during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report
with the
SEC
.

2026 Proxy Statement	35

Additional Matters

Executive Severance and Change in Control Agreements

On April 16, 2024, the Company approved a form of Executive Severance and Change in Control Agreement. On April 23, 2024, each of Mr. Hutton, Ms. Harper Cowie and Mr. O’Kane entered into an Executive Severance and Change in Control Agreement with the Company.

In the event an executive who is party to an Executive Severance and Change in Control Agreement experiences a termination of employment without cause (as defined in the Executive Severance and Change in Control Agreement), other than within three months prior to, or one year following, the consummation of a change in control (as defined in the Executive Severance and Change in Control Agreement), the executive will be entitled to receive:

•	base salary continuation for a period of nine months or, in the case of the chief executive officer, 12 months;

•	for the chief executive officer only, a lump sum cash payment equal to 100% of his or her target annual cash incentive for the year in which the qualifying termination of employment occurs; and

•	Company-paid COBRA premium payments for the executive and his or her covered dependents for up to 12 months.

In the event the executive’s employment is terminated without cause or the executive resigns for good reason (as defined in the Executive Severance and Change in Control Agreement) within three months prior to, or one year following, the consummation of a change in control, the executive will be entitled to receive:

•	a lump sum cash payment equal to 100%, or in the case of the chief executive officer, 150%, of his or her then-current annual base salary;

•

a lump sum cash payment equal to 100%, or in the case of the chief executive officer, 150%, of his or her target annual cash incentive for the year in which the qualifying termination of employment occurs;

•	a lump sum cash payment equal to 12 months, or in the case of the chief executive officer, 18 months, of COBRA premium payments for the executive and his or her covered dependents;

•	accelerated vesting of all equity awards which vest based solely on the executive’s continued service with us; and

•

for the chief executive officer and chief financial officer only, a lump sum cash payment of $15,000 to help defray legal fees, tax and accounting fees, executive outplacement services, and other costs associated with transitional matters.

The payment of severance benefits under the Executive Severance and Change in Control Agreements is subject to a general release of claims by the executive in favor of the Company and its affiliates.

We believe the severance benefits payable under the Executive Severance and Change in Control Agreements provide reasonable compensation in the form of severance pay and certain limited benefits to our executive officers in the event of a qualifying termination of employment to facilitate the transition to new employment. In addition, we believe that these benefits help maintain our executive officers’ continued focus on their assigned duties to maximize stockholder value in the event of a potential change in control transaction, and mitigate the risk of subsequent disputes or litigation. The terms and conditions of these agreements were approved by the compensation committee after an analysis of competitive market data in consultation with our independent executive compensation consultant.

2026 Proxy Statement	36

401(k) Plan

The Company participates in a multiple employer tax-qualified 401(k) savings plan which allows participants to defer eligible compensation up to the maximum amount allowed under Internal Revenue Service (IRS) guidelines. The Company did not make any discretionary or employer matching contributions under the plan during 2024. Beginning in 2025, the Company began making discretionary employer matching contributions. During 2025, the Company provided matching contributions in an amount equal to 50% of the participant’s eligible compensation contributed to the plan for the plan year up to a maximum of $3,500. The Company’s total contributions to the plan were $0.7 million for the 2025 fiscal year. The Company’s contributions to each of our named executive officers during 2025 are reflected in the “All Other Compensation” column in the 2025 Summary Compensation Table.

Clawback Policy

During the year ended December 31, 2023, the Company adopted a Dodd-Frank Clawback Policy to comply with SEC and Nasdaq listing rules. Under that policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the named executive officers, in the event of an accounting restatement.

2026 Proxy Statement	37

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”), as calculated per the SEC disclosure rules, and certain measures of Company performance for the fiscal years listed below. As permitted under the rules applicable to smaller reporting companies, we are not including a peer group total shareholder return or company-selected measure, as contemplated under Item 402(v) of Regulation
S-K.

Year (1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($) (4)	Net Income ($ in millions)
2025	$2,238,470	$666,305	$984,646	$536,035	$18.48	$(35.27)
2024	$2,084,873	$1,735,646	$888,091	$823,556	$83.15	$(42.93)

(1)
Mr. Hutton has served as the Principal Executive Officer (“PEO”) for the entirety of 2024 and 2025. Our other named executive officers (“NEOs”) for the applicable years were Robin Harper Cowie and Kieran O’Kane.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Hutton and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other named executive officers reported for the applicable year other than Mr. Hutton.

(3)
To calculate CAP, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Hutton, and for the average of the other named executive officers, is set forth following the footnotes to this table.

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2023 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

	2025		2024
	Scott Hutton	Average Non-PEO NEOs	Scott Hutton	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$2,238,470	$984,646	$2,084,873	$888,091
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(881,286)	$(267,229)	$(1,271,161)	$(357,189)
Year-end fair value of unvested awards granted in the current year	$230,947	$70,029	$755,703	$230,890
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$(936,529)	$(239,828)	$(201,625)	$(41,724)
Fair values at vest date for awards granted and vested in current year	$313,406	$63,183	$367,841	$104,043
Difference in fair values between prior year-end fair values and vest	$(298,673)	$(74,690)	$15	$(555)
Forfeitures during current year equal to prior year-end fair value	$(30)	$(76)	$0	$0
Dividends or dividend equivalents not otherwise included in total compensation	$0	$0	$0	$0
Total Adjustments for Equity Awards	$(690,879)	$(181,382)	$921,934	$292,654
Compensation Actually Paid (as calculated)	$666,305	$536,035	$1,735,646	$823,556

2026 Proxy Statement	38

Relationship Between Pay and Performance
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•	the Company’s cumulative Total Stockholder Return (“TSR”); and

•	the Company’s Net Income
CAP and Cumulative TSR

CAP and Company Net Income

2026 Proxy Statement	39

Proposal Three: Advisory Vote on the Frequency of Solicitation of Advisory Votes to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable the Company’s stockholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a say-on-pay vote/non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. Currently, the policy of our board of directors is to solicit a say-on-pay vote/non-binding advisory vote on the compensation of the named executive officers every one year. The Company is asking its stockholders to indicate whether they would prefer an advisory vote every one year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote. Our board of directors recommends that the stockholders select a frequency of every one year.

We recognize that the widely adopted standard among public companies is to hold “say-on-pay” votes annually. We also value the opportunity for stockholders to express their views on the Company’s compensation of its named executive officers on an annual basis.

The result of this advisory vote on the frequency of the vote on named executive officers compensation is not binding on the Company, our board of directors, or the compensation committee of the board of directors, and will not be construed as overruling a decision by the Company, the board of directors, or the compensation committee or creating or implying any additional fiduciary duty for the Company, the board of directors, or the compensation committee. However, our board of directors values the opinions that stockholders express in their votes. The board of directors will consider the outcome of the vote and stockholder feedback when deciding how frequently to conduct the advisory vote on named executive officers. Notwithstanding our board of directors’ recommendation and the outcome of the stockholder vote, the board of directors may in the future decide to conduct “say-on-pay” votes on a more or less frequent basis.

Vote Required:	Approval of our recommendation of “Every One Year” on the advisory vote on the frequency of solicitation of stockholder approval of named executive officers compensation requires that the frequency of “One Year” must receive a plurality of votes of the holders of shares of common stock present virtually in person or represented by proxy and entitled to vote at the Company’s 2026 Annual Meeting of Stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Board Recommendation:	OUR BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS EACH UNANIMOUSLY RECOMMENDS A VOTE TO HOLD THE ADVISORY VOTE ON EXECUTIVE COMPENSATION “EVERY ONE YEAR.”

2026 Proxy Statement	40

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 4, 2026:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and therefore it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 4, 2026 and RSUs representing the right to receive shares of Common Stock that were deferred under the Director Deferred Compensation Plan or that vest within 60 days of March 4, 2026, to be outstanding and to be beneficially owned by the person holding the option or restricted stock unit for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of Common Stock on 10,060,263 shares of Common Stock outstanding as of March 4, 2026. Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Biodesix, Inc., 919 West Dillon Rd., Louisville, CO 80027.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Shares	%
Principal Stockholders:
Jack Schuler and entities affiliated with Jack Schuler(1)	2,333,945	23.2%
Lawrence T. Kennedy, Jr. and entities affiliated with Lawrence T. Kennedy, Jr.(2)	1,302,201	12.9%
John Patience and entities affiliated with John Patience(3)	397,905	3.9%

Directors and Named Executive Officers:
Lawrence T. Kennedy, Jr.(4)	1,302,201	12.9%
John Patience(5)	397,905	3.9%
Matthew Strobeck, Ph.D.(6)	316,939	3.1%
Scott Hutton(7)	155,448	1.5%
Robin Harper Cowie(8)	47,348	*
Hany Massarany(9)	43,297	*
Jon Faiz Kayyem(10)	41,029	*
Jean Franchi(11)	37,060	*
Kieran O’Kane(12)	32,060	*
All directors and executive officers as a group (11 persons)	2,410,718	23.2%

*	Represents beneficial ownership of less than 1%.

2026 Proxy Statement	41

(1)

Consists of (a) 4,156 shares of common stock issuable upon the exercise of options held by Jack Schuler that are vested and exercisable within 60 days of March 4, 2026, (b) RSUs held by Mr. Schuler representing the right to receive 16,579 shares of common stock that vest within 60 days of March 4, 2026 and be deferred under the Director Deferred Compensation Plan until separation from service to the Company, (c) 1,563,210 shares of common stock held by Jack W. Schuler Living Trust, and (d) 750,000 shares of common stock held by Jack W. Schuler 2025 GRAT. Mr. Schuler is emeritus director.

(2)

Consists of (a) 520,551 shares of common stock held by Lawrence T. Kennedy, Jr. Revocable Trust UAD 6/19/01 and as amended from time to time, (b) 613,393 shares of common stock held by Lawrence T. Kennedy, Jr. Perpetuity Trust UAD 6/30/16, (c) 138,769 shares of common stock held by KFDI-B LLC, (d) RSUs held by Mr. Kennedy representing the right to receive 19,778 shares of common stock that will vest within 60 days of March 4, 2026 and be deferred under the Director Deferred Compensation Plan, and (e) 9,710 shares of common stock issuable upon the exercise of options held by Mr. Kennedy that are vested and exercisable within 60 days of March 4, 2026.

(3)

Consists of (a) 7,845 shares of common stock issuable upon the exercise of options held by Mr. Patience that are vested and exercisable within 60 days of March 4, 2026, (b) RSUs held by Mr. Patience representing the right to receive 1,361 shares of common stock that will vest within 60 days of March 4, 2026, (c) RSUs held by Mr. Patience representing the right to receive 14,245 shares of common stock that are deferred under the Director Deferred Compensation Plan until separation from service to the Company, and (d) 107,664 shares of common stock held by Patience Enterprises LP, (e) 241,480 shares of common stock held by John Patience Living Trust, dated July 23, 1993, (f) 2,649 shares of common stock held by Diane Patience, and (g) 22,661 shares of common stock held directly by John Patience.

(4)	Consists of 1,302,201 shares beneficially owned by Lawrence T. Kennedy, Jr. and entities affiliated with Mr. Kennedy, as set forth in footnote (2).
(5)	Consists of 397,905 shares beneficially owned by John Patience and entities affiliated with Mr. Patience, as set forth in footnote (3).
(6)

Consists of (a) 6,126 shares of common stock issuable upon the exercise of options held by Dr. Matthew Strobeck that are vested and exercisable within 60 days of March 4, 2026, (b) RSUs held by Dr. Strobeck representing the right to receive 23,008 shares of common stock that vest within 60 days of March 4, 2026 and be deferred under the Director Deferred Compensation Plan until separation from service to the Company, (c) 127,146 shares of common stock held by Dr. Strobeck, (d) 130,343 shares of common stock held by Birchview Fund LLC, (e) 4,483 shares of common stock held by Birchview Capital Separately Managed Account, (f) 2,033 shares of common stock held by Clajer Capital LLC and (g) 5,950 shares of common stock held in each of four UTMA accounts for the benefit of the minor children of Dr. Strobeck (for an aggregate amount of 23,800 shares).

(7)

Consists of (a) 105,798 shares of Common Stock issuable upon the exercise of options held by Scott Hutton that are vested and exercisable within 60 days of March 4, 2026, and (b) 49,650 shares of Common Stock held by Mr. Hutton.

(8)

Consists of (a) 30,204 shares of Common Stock issuable upon the exercise of options held by Robin Harper Cowie that are vested and exercisable within 60 days of March 4, 2026, and (b) 17,144 shares of Common Stock held by Ms. Harper Cowie.

(9)

Consists of (a) 8,587 shares of common stock issuable upon the exercise of options held by Hany Massarany that are vested and exercisable within 60 days of March 4, 2026, (b) RSUs held by Mr. Massarany representing the right to receive 16,536 shares of common stock vested but for which settlement has been deferred under the Director Deferred Compensation Plan until separation from service to the Company or that vest within 60 days of March 4, 2026, (c) 15,506 shares of common stock held by Mr. Massarany, and (d) 2,668 shares of common stock held by the Massarany Family Trust 11/15/2012.

(10)

Consists of (a) 9,074 shares of common stock issuable upon the exercise of options held by Dr. Jon Faiz Kayyem that are vested and exercisable within 60 days of March 4, 2026, (b) RSUs held by Dr. Kayyem representing the right to receive 14,079 shares of common stock that will vest within 60 days of March 4, 2026 and be deferred under the Director Deferred Compensation Plan until separation from service to the Company, (c) 8,872 shares of common stock held by The Jon Faiz Kayyem Revocable Trust, for which

2026 Proxy Statement	42

Dr. Kayyem and his spouse serve as co-trustees, and (d) 9,004 shares of common stock held by Dr. Kayyem. Dr. Kayyem disclaims beneficial ownership of the shares held by The Jon Faiz Kayyem Revocable Trust.
(11)

Consists of (a) 7,009 shares of common stock issuable upon the exercise of options held by Jean Franchi that are vested and exercisable within 60 days of March 4, 2026, (b) RSUs held by Ms. Franchi representing the right to receive 24,645 shares of common stock that will vest within 60 days of March 4, 2026 and be deferred under the Director Deferred Compensation Plan until separation from service to the Company, and (c) 5,406 shares of common stock held by Ms. Franchi.

(12)

Consists of (a) 21,939 shares of Common Stock issuable upon the exercise of options held by Kieran O’Kane that are vested and exercisable within 60 days of March 4, 2026, and (b) 10,121 shares of Common Stock held by Mr. O’Kane.

Delinquent Section 16(a) Reports

Based solely on a review of the Section 16(a) reports filed electronically with the SEC, and written representations from our directors and executive officers that no other reports were required, all reports filed by or on behalf of our directors and executive officers and any persons holding more than ten percent of our Common Stock were filed on a timely basis under Section 16(a), other than an inadvertent late reporting of: one transaction on one Form 4 by Scott Hutton, our Chief Executive Officer and one of our directors; one transaction on one Form 4 by Robin Harper Cowie, our Chief Financial Officer; one transaction on one Form 4 by Gary Pestano, our Chief Scientific Officer; one transaction on one Form 4 by Kieran O’Kane, our Chief Commercial Officer; and one transaction on one Form 4 by Christopher C. Vazquez, our Chief Accounting Officer.

2026 Proxy Statement	43

AUDIT MATTERS

Proposal Four: Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026. Although stockholder ratification of the appointment of KPMG LLP is not required by our bylaws, other governing documents or the law, our board of directors considers the appointment of our independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of KPMG LLP for ratification by our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our audit committee will review its future selection of KPMG LLP as its independent registered public accounting firm. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Our board of directors considers the appointment of KPMG LLP as our independent registered public accounting firm for 2026 to be in the best interests of the Company and our stockholders. We expect representatives of KPMG LLP to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

KPMG LLP has served as our independent registered public accounting firm since 2016.

Principal Accountant Fees and Services

The following is a summary of the fees and services provided by KPMG LLP to us for the years ended December 31, 2025 and 2024.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$624,250	$664,408
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total	$624,250	$664,408

(1)	Audit Fees consist of professional services rendered by KPMG LLP for the audits of our annual financial statements and reviews of quarterly financial statements.

Pre-Approval Policies and Procedures

Our audit committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. Our audit committee’s charter establishes a policy that all audit and permitted non-audit and tax services to be provided by our independent registered public accounting firm must be pre-approved by our audit committee. Our audit committee has pre-approved all such audit and permissible non-audit and tax services in accordance with this policy for the years ended December 31, 2025 and 2024. As part of this review, our audit committee considers whether the provision of any such non-audit or tax services by KPMG LLP is compatible with maintaining the independence of our independent registered public accounting firm.

2026 Proxy Statement	44

Our audit committee may delegate authority to pre-approve services to one or more of its members, provided any decisions made by such member to grant pre-approvals must be presented to the full audit committee at its next scheduled meeting.

Vote Required:	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting. Abstentions have the same impact as votes “Against” the proposal. Brokers have discretion to vote on this proposal.

Board Recommendation:	OUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS EACH UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

Report of the Audit Committee

The audit committee oversees our independent registered public accounting firm and assists our board of directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

•	reviewed and discussed our financial statements as of and for the year ended December 31, 2025 with management and KPMG LLP;

•	discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•	received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board; and

•	discussed the independence of KPMG LLP with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in the 2025 Annual Report on Form 10-K for filing with the SEC. The audit committee also appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Submitted by the audit committee of our board of directors:

Jean Franchi, Chair

Lawrence T. Kennedy, Jr.

Hany Massarany

Matthew Strobeck, Ph.D.

2026 Proxy Statement	45

ADDITIONAL INFORMATION

Other Matters

Our board of directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders

In order to be considered for inclusion in the proxy materials for our 2027 annual meeting of stockholders, proposals submitted by stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Biodesix, Inc., 919 West Dillon Rd., Louisville, CO 80027 no later than the close of business on December 10, 2026, and also must otherwise comply with the procedures and requirements set forth in Rule 14a-8.

Alternatively, stockholders intending to present a proposal (outside of the process established in Rule 14a-8) or nominate a director for election at our 2027 annual meeting of stockholders without having the proposal or nomination included in the proxy materials for the meeting must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2027 annual meeting of stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than the close of business on January 19, 2027 and no later than the close of business on February 18, 2027. The proposal or nomination must contain the information required by our bylaws and otherwise comply with the requirements set forth in our bylaws.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2027.

Rule 14a-19 imposes additional requirements beyond this notice deadline, including minimum solicitation requirements and representations regarding compliance with the rule. Stockholders are advised to review Rule 14a-19 and our bylaws carefully to ensure full compliance.

Availability of Annual Report on Form 10-K

A copy the 2025 Annual Report on Form 10-K as filed with the SEC is available free of charge on our website at www.biodesix.com or on the SEC’s website at www.sec.gov. Stockholders may also obtain a copy of our 2025 Annual Report on Form 10-K, including financial statements but excluding exhibits, without charge by sending a written request to: Biodesix, Inc., Attention: Corporate Secretary, 919 West Dillon Rd., Louisville, CO 80027.

2026 Proxy Statement	46

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Biodesix, Inc. Internet: www.proxypush.com/BDSX Cast your vote online Annual Meeting of Stockholders Have your Proxy Card ready Follow the simple instructions to record your vote For stockholders of record as of March 23, 2026 Phone: Tuesday, May 19, 2026 1:00 PM, Mountain Time 1-866-291-6774 Annual meeting to be held virtually via the internet - please visit Use any touch-tone telephone Have your Proxy Card ready www.proxydocs.com/BDSX for more details. Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 1:00 PM, Mountain Time, May 19, 2026. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/BDSX This proxy is being solicited on behalf of the Board of Directors The undersigned stockholder of Biodesix, Inc. hereby appoints Robin Harper Cowie and Chris Vazquez, and each or either of them, as the proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Biodesix, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, Mountain Time on Tuesday May 19, 2026, at www.proxydocs.com/BDSX, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Biodesix, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND ON PROPOSALS 2 & 4 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR ON PROPOSAL 3. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect the two Class III directors named in this proxy statement to hold office until the 2029 annual meeting of stockholders; FOR WITHHOLD 1.01 Jean Franchi FOR 1.02 Hany Massarany FOR FOR AGAINST ABSTAIN 2. To approve, on a non-binding advisory basis, the compensation of our named FOR executive officers; 1YR 2YR 3YR ABSTAIN 3. To approve, on a non-binding advisory basis, the frequency of solicitation of advisory 1 YEAR votes to approve named executive officer compensation; FOR AGAINST ABSTAIN 4. To ratify the appointment of KPMG LLP as our independent registered public FOR accounting firm for the year ending December 31, 2026; NOTE: Such other business properly brought before the Annual Meeting, or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/BDSX Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date